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                                                                      EXHIBIT 21


                         KANEB PIPE LINE PARTNERS, L.P.
                              LIST OF SUBSIDIARIES


KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.
        SUPPORT TERMINALS OPERATING PARTNERSHIP, L.P.
        SUPPORT TERMINAL SERVICES, INC.
                 STANTRANS, INC.
                         STANTRANS HOLDING, INC.
                                  STANTRANS PARTNERS, L.P.